BACHNER, TALLY, POLEVOY & MISHER
                                Attorneys at Law
                               380 Madison Avenue
                          New York, New York 10017-2590
                                 (212) 687-7000
                               Fax: (212) 682-5729


                                                July 18, 1997

IntegraMed America, Inc.
One Manhattanville Road
Purchase, New York  10577

     Re: Registration Statement on Form S-1

Ladies and Gentlemen:

     We have acted as counsel for IntegraMed America, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement (the "Registration Statement") on Form S-1 under the Securities Act of 1933, as amended (the "Act"), relating to the public offering of shares of the Company's Common Stock, $.01 par value (the "Common Stock").

     We have examined the Certificate of Incorporation, as amended and restated, and ByLaws of the Company, as amended and restated, the minutes of the various meetings and consents of the Board of Directors of the Company, drafts of the Placement Agency Agreement relating to the offering of the shares, draft forms of certificates representing the Common Stock, originals or copies of all such records of the Company, agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents and records as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.


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IntegraMed America, Inc.
July 18, 1997
Page 2



     Based upon the foregoing, we are of the opinion that the shares have been duly authorized and, when issued and sold in accordance with the terms described in the Prospectus forming a part of the Registration Statement (the "Prospectus"), will be validly issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and to the use of our name under the caption "Legal Matters" in the Prospectus and in any subsequent registration statement filed solely to increase the offering by up to 20%. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the rules and regulations promulgated thereunder.

                                        Very truly yours,

                                        /s/ Bachner, Tally, Polevoy & Misher LLP
                                        ----------------------------------------
                                        BACHNER, TALLY, POLEVOY
                                              & MISHER LLP